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                               DEALER AGREEMENT

AGREEMENT by and among CypressTree Funds Distributors, Inc. ("Cypress") and ________________________________ ("Selling Dealer"), each of whom is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

                               I.  INTRODUCTION

WHEREAS, Cypress has been appointed principal underwriter of the shares of North American Funds ("Fund") and has the exclusive right as agent for the Fund to sell shares of the Fund; and

WHEREAS, Selling Dealer wishes to participate in the distribution of the shares of the Fund;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                            II.  AGREEMENT TO SELL

Subject to the terms and conditions set forth in the Agreement, Cypress shall, acting as agent for the Fund and not as principal, sell shares of the Fund to Selling Dealer which shall, acting as principal (dealer) for its own account and not as broker or agent for, or employee of, Cypress or the Fund, resell such shares to the public.

                          III.  TERMS AND CONDITIONS

All transactions in Fund shares shall be subject to the following terms and conditions:

     1. Shares will be offered pursuant to the then current prospectus of the Fund. If such prospectus contains provisions inconsistent with this Agreement, the prospectus shall control.

     2. Orders received from Selling Dealer will be accepted through Cypress only at the public offering price applicable to each order as set forth in the then current prospectus of the Fund. All orders from Selling Dealer will be confirmed by or on behalf of the Fund in writing. Procedures for processing orders shall be determined by Cypress and instructions relating thereto shall be forwarded to Selling Dealer from time to time. The Fund and Cypress each may accept or reject any order in their sole discretion.

     3. Selling Dealer shall receive on all purchases of shares of the Fund discounts or commission payments as specified in Schedule A hereto and in the circumstances set forth in the then current prospectus of the Fund.
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     4.  If any shares of the Fund sold to Selling Dealer under the terms of this Agreement are tendered for redemption or repurchase within seven business days after the date of the confirmation of the original purchase by Selling Dealer, Selling Dealer shall forfeit its right to any discount or commission with respect to such shares. Cypress shall notify Selling Dealer of any such redemption or repurchase within ten business days from the date on which the request for redemption or repurchase is delivered to Cypress or to the Fund, and Selling Dealer shall immediately refund to Cypress any discount or commission allowed or paid in connection with such sale. In the event of any such redemption or repurchase, Cypress shall refund to the Fund their share of the sales charge.

     5. Selling Dealer shall purchase shares of the Fund only from the Fund through Cypress and from Selling Dealer's customers. If shares are purchased from the Fund, Selling Dealer agrees that all such purchases shall be made only to cover orders already received by Selling Dealer or for its own bonafide investment. If shares are purchased from customers, Selling Dealer agrees to pay such customers not less than the price to be paid by the Fund with respect to purchases accepted through Cypress at such time.

     6. Selling Dealer shall sell shares only: (a) to customers at the public offering price in effect at the time of such sale, in states where shares of the Fund may be legally sold by Selling Dealer and in accordance with the then current prospectus, registrations and permits of the Fund; and (b) to the Fund upon tender for redemption or repurchase, which redemption or repurchase shall be effected in the manner set forth in the then current prospectus of the Fund. In the event of such a tender, Selling Dealer may act as principal for its own account or as agent for its customer. If Selling Dealer acts as principal for its own account, it agrees to pay its customer not less than the price received from the Fund or Cypress acting for the Fund. If selling Dealer acts as agent for its customer, it agrees not to charge the customer more than a fair commission for handling the transaction.

     7. All sales of shares of the Fund by Selling Dealer shall be made at the public offering price as determined as set forth in the then current prospectus of the Fund, and Selling Dealer shall not withhold orders from Cypress so as to profit as a result of such withholding.

     8. Cypress will not forward to the Fund for acceptance any conditional order from Selling Dealer for the sale, repurchase or redemption of shares of the Fund.

     9. Payment for shares ordered by Selling Dealer must be received by the Fund's transfer agent by the later of (a) three business days after Selling Dealer receives such customer's purchase order or (b) one business day after Selling Dealer receives payment from the customer. If such payment is not so received, each of the Fund and Cypress as agent for the Fund reserves the right, without notice, to immediately cancel the sale, in which case Selling Dealer shall be held responsible for any loss, including loss of profit, suffered by Cypress or the Fund resulting from the failure of Selling Dealer to make payment as specified above.

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     10.  Unless other arrangements for payment and delivery are made, shares of the Fund sold to Selling Dealer pursuant to this Agreement shall be available for delivery, against payment, at the office of the Fund's transfer agent, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

     11. No person is authorized to make any representations concerning the shares of the Fund except those contained in the then current prospectus of the Fund and in such printed information subsequently issued by the Fund or Cypress as information supplemental to such prospectus. Any such supplemental materials shall not be modified by Selling Dealer without the prior written consent of Cypress. Moreover, Selling Dealer shall not make use of any advertisement or sales literature which refers specifically to the Fund unless such material has been approved in writing by Cypress prior to its first use by Selling Dealer.
In purchasing shares of the Fund from Cypress, Selling Dealer shall rely solely on the representations contained in the then current prospectus of the Fund and supplemental information referred to above.

     12. Cypress shall provide Selling Dealer upon request, without any expense to Selling Dealer, copies in reasonable numbers of the then current prospectus of the Fund, any information issued supplementing such prospectus and such other material as Cypress determines is necessary or desirable for use in connection with sales of the shares of the Fund.

     13. The Fund and Cypress each reserve the right in their discretion, without notice, to suspend sales or withdraw the offering of the shares of the Fund entirely.

     14. Cypress will, upon request, inform Selling Dealer as to the states in which shares of the Fund have been qualified for sale under, or are exempt from the requirements of, applicable state securities laws. Cypress assumes no responsibility or obligation, however, as to Selling Dealer's right to sell shares of the Fund in any jurisdiction.

     15. Selling Dealer appoints the Fund's transfer agent as its agent to execute the purchase transactions of shares of the Fund in accordance with the terms and provisions of any account, program, plan or service established or used by Selling Dealer's customers and to confirm each purchase to such customers on Selling Dealer's behalf. Selling Dealer guarantees the legal capacity of its customers purchasing shares of the Fund and any other person or entity in whose name shares are to be registered.

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                              GENERAL PROVISIONS

A.  WAIVER

     Failure of any party to insist upon strict compliance with any of the terms and conditions of this Agreement shall not be construed as a waiver of any of the terms and conditions, but the same shall remain in full force and effect.
No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B.  BINDING EFFECT

     This Agreement shall be binding on and shall inure to the benefit of the parties to it and respective successors and assigns, provided that Selling Dealer may assign this Agreement or any of the rights and obligations hereunder only with the prior written consent of Cypress.

C.  REGULATIONS

     All parties agree to observe and comply with the existing laws, rules and regulations of applicable local, state and federal regulatory authorities and with those which may be enacted or adopted while this Agreement is in force regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

D.  DISPUTES

     All parties to this Agreement agree to abide by the NASD's Conduct Rules and agree that any dispute arising hereunder shall be submitted to arbitration held in Boston, Massachusetts in accordance with the Code of Arbitration Procedure of the NASD, or similar rules or codes, in effect at the time of submission of any such dispute.

E.  GOVERNING LAW

     This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

F.  AMENDMENT OF AGREEMENT

     Cypress reserves the right to amend this Agreement at any time and Selling Dealer agrees that an order to purchase shares of the Fund placed after notice of any such amendment shall constitute Selling Dealer's consent to any such amendment.

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G.  TERMINATION

     Each of the parties to this Agreement has the right to cancel this Agreement with or without cause on notice to the other parties. Each of the parties represents that it is a member in good standing of the NASD and agrees that termination or suspension of such membership at any time shall immediately terminate this Agreement.

H.  NOTICES

     All notices or communications shall be sent to the address shown below, or to such other address as the party may request by giving written notice to the other parties.

For CypressTree Funds Distributors, Inc.
       286 Congress Street
       Boston, MA 02210
        (800) 872-8037

(Selling Dealer)
(Address)
(Telephone #)

I.  SIGNATURES

     CypressTree Funds Distributors, Inc.

By:_______________________________________


For Selling Dealer: ______________________

Address:__________________________________

__________________________________________

By:_______________________________________
             Name and Title (Please Print)

__________________________________________
                Signature

__________________________________________

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     Back Office Operations Name & Phone

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